SECOND AMENDMENT

                                       TO

                          COLUMBUS MCKINNON CORPORATION
                        1995 INCENTIVE STOCK OPTION PLAN
                             AS AMENDED AND RESTATED

          WHEREAS, the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan was adopted by the Board of Directors of Columbus McKinnon Corporation (the "Company") on October 27, 1995 and approved by the shareholders of the Company on January 8, 1996; and

          WHEREAS, an amendment and restatement of said plan was adopted by the Company's Board of Directors effective June 16, 1999 and approved by the Company's shareholders on August 16, 1999 (said plan as amended and restated is hereinafter referred to as the "Plan"); and

          WHEREAS, the Plan was amended by the First Amendment to Columbus McKinnon Corporation 1995 Incentive Stock Option, which amendment was effective August 19, 2002; and

          WHEREAS, the Company reserved the right to amend the Plan and desires to further amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended in the following respect:

          Section 10 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

          "10. AMENDMENT AND TERMINATION OF PLAN. The Board of Directors of the Company may at any time suspend, amend or terminate the Plan; provided, however, that except as permitted in Section 13 hereof, no amendment or modification of the Plan which would:

                    (a) increase the maximum aggregate number of shares as to which options may be granted hereunder (except as contemplated in Section
     5); or


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                    (b)  reduce  the  option  price  or  change  the  method  of determining the option price; or

                    (c) increase the time for exercise of options to be granted or those which are outstanding beyond a term of ten (10) years; or

                    (d) change the designation of the employees or class of employees eligible to receive options under this Plan; or

                    (e) otherwise materially increase the benefits to participants under this Plan, may be adopted unless with the approval of the holders of a majority of the outstanding shares of Common Stock represented at a meeting of the Company's shareholders, or with the consent of the holders of a majority of the outstanding shares of Common Stock. No amendment, suspension or termination of the Plan may, without the consent of a holder of an option, terminate such option or adversely affect such holder's rights with respect to such option in any material respect."

          This Amendment shall be effective on August 24, 2002. Except as otherwise amended herein, the Plan shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 24th day of August, 2002.



                                          COLUMBUS MCKINNON CORPORATION


                                          BY     /S/ ROBERT L. MONTGOMERY
                                                 ------------------------
                                                 Robert L. Montgomery
                                                 Executive Vice President